Exhibit 99.4

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Brace Shop, LLC started operations in June 2004 as a Florida LLC and operates as an online retailer of orthopedic braces, physical therapy and rehabilitation equipment.

The Company distributes these products to the general public through its website http://www.braceshop.com. They also sell products to a variety of industries and enterprises including healthcare professionals, hospitals and clinics, government institutions, and school sports teams.

Braceshop Real Estate Holdings, LLC, was formed as a Florida limited liability company on April 12, 2012 and is an affiliate of Brace Shop, LLC. Brace Shop, LLC and Braceshop Real Estate Holdings, LLC (the “Company” or “Brace Shop”) are under common control and Brace Shop Real Estate Holdings, LLC is considered a variable interest entity for the purpose of the unaudited consolidated financial statements.

Basis of Presentation and Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company. In the preparation of unaudited consolidated financial statements of the Company, intercompany transactions and balances are eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

These unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (”SEC”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by "GAAP" for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The information included in these unaudited consolidated interim financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Conditions and Results of Operations contained in this report and the audited consolidated financial statements and accompanying notes included in Veriteq Corporation’s Current Report on Form 8-K for the years ended December 31, 2015 and 2014 filed on May 11, 2016.

Use of Estimates

In preparing the unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the unaudited consolidated financial statements and revenues and expenses during the reporting period. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, allowance for doubtful accounts, inventory valuation, useful life of property and equipment, valuation of long lived assets, sales returns reserves, and fair value of guarantees.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits. As of March 31, 2016 the Company did not have any balances that exceeded the federally insured limits.

1

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis and non-recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of March 31, 2016 and December 31, 2015. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company's debt and the interest payable on the notes approximates the Company's incremental borrowing rate.

Accounts Receivable

The Company extends thirty-day credit terms to certain customers based on credit worthiness of medical supply companies, hospitals, military, government institutions and schools. Management reviews any account receivable balances over thirty days. Account balances that are deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  The accounts receivable balance is comprised mostly of internet sales due to merchant account timing differences. During the three months ended March 31, 2016 and 2015, the Company recognized $0 of expenses related to uncollectible accounts receivable and management has determined that an allowance was not necessary at March 31, 2016 and December 31, 2015.

Inventories

Inventories, consisting of finished goods are stated at the lower of cost and net realizable value utilizing the first-in, first-out method.

2

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment and Building and Building Improvements

Property and equipment and building and building improvements are carried at cost. The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Building improvements are amortized on a straight-line basis over the building depreciable period.

Internal Use Software

Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of five years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the three months ended March 31, 2016 and 2015 the Company recorded no impairment charges.

Loan Costs

In 2012 the Company incurred loan costs associated with mortgage notes payable. The Company has early adopted ASU 2015-3 “Interest – Imputation of Interest” - Simplifying the Presentation of Debt Issuance Costs. The loan costs are recorded as a debt discount and amortized to interest expense over the terms of the mortgage notes payable.

Sales Returns Reserve

The Company extends a thirty-day return policy period from the date of purchase. Returns have a 15% restocking fee for refunds. The restocking fee is waived for exchanges. The Company maintains a sales returns reserve liability account based on its estimate of future returns.

Warranty

The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship the Company extends the manufacturer’s warranty to its customers. Therefore no warranty liability is recorded.

3

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.  The Company derives revenue from online orders from customers and direct sales via purchase orders to a variety of industries and enterprises including healthcare professionals, hospitals and clinics, government institutions, and school sports teams. The Company recognizes revenue upon shipment of its products.

Cost of Retail Sales

Cost of retail sales includes cost of finished good products and shipping in and out costs. There was no depreciation expense that was allocable to cost of retail sales.

Marketing and Promotion

Marketing and promotion is expensed as incurred. Marketing and promotion expenses for the three months ended March 31, 2016 and 2015 were $347,871 and $345,694, respectively.

Shipping Costs

Shipping costs are included in cost of retail sales and totaled $197,854 and $201,105 for the three months March 31, 2016 and 2015, respectively.

Income Taxes

The Company is a single member Limited Liability Company (LLC) and as such is a disregarded entity for federal income tax purposes. Accordingly, all income is reported on the member’s personal income tax return and no provisions for income taxes are reported in the Company’s financial statements.

Concentrations of Major Customer and Major Vendors

Brace Shop, LLC holds a United States Government GSA VA government contract. Revenues from this contract are approximately 1.61% and 1.59% of total revenues in for the three months ended March 31, 2016 and 2015, respectively. The loss of this contract or any other government contract or institutional supply contract could have an effect on our sales. If the Brace Shop failed to maintain the proper reporting or management of the VA contract, this could result in a loss of business.

As of March 31, 2016 approximately 88% of accounts receivable was due from two merchant banks related to the processing of on-line orders.

As of December 31, 2015 approximately 83% of accounts receivable was due from one merchant bank related to the processing of on-line orders.

As of March 31, 2016, two vendors accounted for 30% of accounts payable.

As of December 31, 2015, three vendors accounted for 38% of accounts payable.

The Brace Shop, LLC has a concentration of major vendors. During the three months ended March 31, 2016, three vendors accounted for 49% of cost of retail sales as follows; 20%, 17%, and 12%.

The Brace Shop, LLC has a concentration of major vendors. During the three months ended March 31, 2015, two vendors accounted for 36% of cost of retail sales as follows; 17% and 19%.

4

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Major Customer and Major Vendors (continued)

The Company had foreign sales totaling $62,222 or 4% of total revenue of $1,683,624 for the three months ended March 31, 2016. For the three months ended March 31, 2015 the Company had foreign sales totaling $67,394 or 4% of total revenue of $1,698,752.

Segment Reporting

Per review of ASC Topic 280, “Segment Reporting” it has been determined that the Company operates in one segment. Braceshop Real Estate Holdings, LLC and Brace Shop have a Variable Interest Entity (VIE) relationship, however the revenue stream related to the VIE is eliminated in consolidation.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flow.

NOTE 2 – GOING CONCERN

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At March 31, 2016, the Company had a member’s deficit of approximately $2.6 million and a working capital deficiency of $2,569,328. For the three months ended March 31, 2016 the net loss totaled $509,979. The net cash used in operating activities for the three months ended March 31, 2016 totaled $140,394. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing.  While the Company believes in the viability of its strategy to increase sales volume there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products to achieve increased consumer recognition. These unaudited consolidated financial statements do not include any adjustments relating to recovery of recorded assets or classification of liabilities should the Company be unable to continue as a going concern.

NOTE 3 – INVENTORY

Inventory, consists of finished goods which are stated at the lower of cost and net realizable value utilizing the first-in, first-out method. As of March 31, 2016 and December 31, 2015 the inventory balance was $294,781 and $301,883, respectively.

5

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 4 - PROPERTY AND EQUIPMENT AND BUILDING AND BUILDING IMPROVEMENTS

Property and equipment consisted of the following:

	Estimated life	March 31, 2016	December 31, 2015
Furniture and fixtures	7 years	$59,028	$59,028
Office equipment	7 years	27,441	27,441
Signs	7 years	13,037	13,037
Trade show booths	5 years	2,351	2,351
Software	3 years	2,948	2,948
Less: Accumulated depreciation		(92,220)	(91,337)
		$12,585	$13,468

Building and building improvements, which are assets of the VIE (see Note 12) consisted of the following:

	Estimated life	March 31, 2016	December 31, 2015
Building	39 years	$863,906	$863,906
Building improvements	39 years	112,047	112,047
Less: Accumulated depreciation		(93,363)	(87,107)
		$882,590	$888,846

For the three months ended March 31, 2016 and 2015, depreciation expense amounted to $7,139 and $7,571 respectively.

NOTE 5 – MORTGAGE NOTES PAYABLE

On June 29, 2012 Braceshop Real Estate Holdings, LLC executed a mortgage note payable to a bank in the amount of $477,500 relating to an office condominium where the Company’s corporate offices are located. The terms of the note includes the Company remitting nine monthly consecutive interest payments, beginning July 29, 2012, with interest calculated on the unpaid principal balance using an interest rate of 5.3% per annum based on a year of 360 days; one hundred nineteen monthly consecutive principal and interest payments of $3,252 each beginning April 29, 2013, with interest calculated on the unpaid principal balance using an interest rate of 5.3% per annum based on a year of 360 days and one principal and interest payment of $304,535 due on March 29, 2023. Braceshop Real Estate Holdings, LLC recorded loan costs on the mortgage note payable as a debt discount. The loan costs are being amortized over the term of the mortgage notes payable. The effective interest rate resulting from the debt discounts was not materially changed from the 5.3%. The balance of the mortgage note payable was $429,152, net of debt discount of $5,029 (principal balance of $434,181) and $432,882, net of debt discount of $5,202 (principal balance of $438,084) as of March 31, 2016 and December 31, 2015 respectively.

On June 29, 2012 Braceshop Real Estate Holdings, LLC executed a mortgage note payable due to the Florida Business Development Corporation (FBDC) and guaranteed by the U.S. Small Business Administration (SBA) in the amount of $393,000 related to an office condominium where the Company’s corporate offices are located. This note replaced a bridge note from a bank which was outstanding from June 2012 to June 2013. The terms of the note includes an interest rate of 2.10738%, first payment due June 1, 2013 with a note maturity date of May 1, 2033. The balance of the mortgage note payable was $346,581 and $350,760 as of March 31, 2016 and December 31, 2015 respectively. The FBDC mortgage is a second mortgage subordinated to the bank mortgage discussed above.

6

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 5 – MORTGAGE NOTES PAYABLE (continued)

Both of the above mortgage notes are personally guaranteed by the sole member and the sole member’s spouse who is the Company’s Medical Director and guaranteed by Brace Shop, LLC.

NOTE 6 – LINE OF CREDIT

On September 30, 2013 the Company opened a $350,000 bank line of credit with a maturity date of September 30, 2015 collateralized by the assets of the Company. The terms of the line of credit state the Company will pay regular monthly payments of accrued interest beginning October 30, 2013 and all subsequent interest payments are due on the same day each month going forward. The Company will pay this line of credit in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 2015. The line of credit has a variable interest rate which is the highest Prime Rate as published in the “Money Rates” section of the Wall Street Journal plus 1.75 percent (3.5% at March 31, 2016). As of March 31, 2016 the line of credit is in default. The Company’s management executed a Forbearance and Modification Agreement related to the line of credit on June 1, 2016. Modified payments commenced on June 1, 2016 and are due on the first of each month going forward until April 1, 2017. The monthly payments will be $17,500 for the period of June 1, 2016 through July 1, 2016; $20,000 for the period of August 1, 2016 through September 1, 2016; and $25,000 for the period of October 1, 2016 through April 1, 2017. A final payment for the remaining balance is due on May 1, 2017. Additionally, the Company’s variable interest entity, Braceshop Real Estate Holdings, LLC, executed a mortgage to PNC as a third lien against the office condominium. The balance of the line of credit amounted to $349,000 as of March 31, 2016 and December 31, 2015.

NOTE 7 – NOTES PAYABLE

On March 9, 2015, the Company issued a promissory note to a financial institution with a funding amount of $300,000 and fixed prepaid interest of $24,000 resulting in a total note balance of $324,000. The note is collateralized by the assets of the company. This note has a one-year maturity date. In connection with the note payable, the Company recorded a debt discount of $24,000 to be amortized over the term of the note. The balance of this note payable amounted to $79,316 net of debt discount of $4,471 as of December 31, 2015. In March 2016 the Company repaid the balance of this note.

On September 24, 2015, the Company issued a promissory note with a principal balance of $100,000, 2% origination fee and daily payments equaling $120,000 over a period of 84 days. On December 14, 2015 the Company executed an amendment to the loan to borrow an additional $150,000 over a period of an additional 105 days. In connection herein, the Company recorded an aggregate debt discount of $35,953 to be amortized over the terms of the note. The balance of this note payable amounted to $136,935 net of debt discount of $28,600 as of December 31, 2015. In March 2016 the Company repaid the balance of this note, and recorded a gain on extinguishment of $8,963 due to an early payoff.

7

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 7 – NOTES PAYABLE (continued)

On February 26, 2016, the Company borrowed funds and issued a 16% senior secured convertible promissory note with a principal balance of $240,000, which is collateralized by the accounts receivables and inventory of Brace Shop or any of its subsidiaries. Payments of $8,267 are due on the first and fifteenth of each month starting April 1, 2016 and ending September 15, 2017. The installments will pay off the note in full. The note matures on August 26, 2017. The note is convertible into shares of VeriTeQ Corporation at 60% of the lowest trading price in the prior 10 trading days prior to the date of conversion. The Company recorded this as stock settled debt with a $160,000 premium. In the event of a default, the note holder may elect the Company to redeem the note in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 115% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such event of default. In the event that the note is converted or redeemed (including via an Event of Default) prior to the maturity date, the Company shall pay to the note holder, in addition to any other amounts then owed, in cash upon such conversion or redemption, an amount in interest equal to the amount of interest that would otherwise have been payable if the note had been held until the maturity date. If the Company fails, on or prior to the Share Delivery Date, to issue and deliver a certificate to the note holder, the number of shares of Common Stock to which the note holder is entitled upon the note holder’s conversion of any Conversion Amount (a “Conversion Failure”), then (A) the Company shall pay damages to the note holder for each Trading Day of such Conversion Failure in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock not issued to the note holder on or prior to the Share Delivery Date and to which the note holder is entitled, and (2) any trading price of the Common Stock selected by the note holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date and (B) the note holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of the senior secured promissory note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice. The Company shall not effect the conversion of any portion of the senior secured promissory note, and the note holder shall not have the right to convert any portion of the senior secured promissory note, to the extent that after giving effect to such conversion, the note holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. On each applicable Installment Date, the Company shall pay the installment amount by redeeming such installment amount in cash (a “Company Redemption”) or, if elected by the note holder, such combination of the installment amount in cash and Common Stock, provided that certain equity conditions have been met. At any time upon ten (10) business days prior written notice to the note holder, the Company may redeem all or any portion of this senior secured promissory note by delivering written notice thereof (the “Redemption Notice”) to the note holder, which Redemption Notice shall indicate the portion of the senior secured promissory note the Company is electing to require the note holder to redeem. Each portion of the senior secured promissory note subject to redemption by the Company shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal 115% of the amount being redeemed. As of March 31, 2016 the balance of this convertible promissory note amounted to $400,000, including the premium of $160,000. The Company is in default of its installment payments to the note holder effective April 15, 2016.

NOTE 8 – RELATED PARTIES LOANS PAYABLE

On September 29, 2015, the Chief Executive Officer (CEO) of the Company, who is the sole member of the LLCs, advanced a non-interest bearing loan of $100,000 to the Company for operating activities. During 2015 the Company repaid the CEO $28,000. The balance of the loan amounted to $72,000 as of March 31, 2016 and December 31, 2015.

On October 19, 2015, the Medical Director of the Company who is the husband of the sole member advanced a non-interest bearing loan of $49,500 to the Company for operating activities. The balance of the loan amounted to $49,500 as of March 31, 2016 and December 31, 2015.

NOTE 9 - RELATED PARTY NOTES PAYABLE

On November 27, 2015, the Company issued a $125,000 non-interest bearing promissory note payable to the CEO/sole member of the Company. The CEO/sole member provided the Company funds for general operating expenses. The note matures on April 1, 2016, however the note maturity date was extended to December 1, 2016.

On each of January 6, 2016 and February 4, 2016 the CEO/sole member of the Company advanced $62,500 which was memorialized in a $125,000 non-interest bearing promissory note payable to the CEO/sole member of the Company on February 4, 2016. The note matures on May 1, 2016, however the note maturity date was extended to December 1, 2016.

8

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 10 – GUARANTEE LIABILITY

The Brace Shop, LLC, the CEO of the Company and VeriTeQ Corporation, are parties to a Stock Purchase Agreement dated November 25, 2015. The sole member of Brace Shop, LLC, is to sell all of her membership interests in Brace Shop, LLC to VeriTeQ Corporation. Pursuant to the Stock Purchase Agreement a portion of the purchase price payable by VeriTeQ was financed by the sale of a senior secured convertible promissory note in the principal amount of $147,058 by VeriTeQ Corporation to a third party and then advanced to the seller. In February 2016, pursuant to the Stock Purchase Agreement another portion of the purchase price payable by VeriTeQ was financed by the sale of a senior secured convertible promissory note in the principal amount of $147,058 by VeriTeQ Corporation to a third party and then advanced to the seller. Brace Shop, LLC signed a Security Agreement securing the VeriTeQ promissory note with certain Brace Shop, LLC assets. Pursuant to ASC 460 this creates an indirect guarantee of the debt of a third party. Brace Shop, LLC guaranteed this debt in anticipation of closing on the Stock Purchase Agreement. Per ASC 460 the indirect guarantee of the promissory note was recorded on the consolidated financial statements of Brace Shop, LLC at its estimated fair value of $294,117 and $147,058 as of March 31, 2016 and December 31, 2015, respectively.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a lease for its office space as disclosed in Note 12 – Variable Interest Entity.

The Company is in default on its bank line of credit. The line is secured by the assets of the Company (see Note 6).

Pursuant to a Stock Purchase Agreement dated as of November 25, 2015 made and entered into by and among VeriTeQ Corporation, Brace Shop, LLC, and Lynne Shapiro (the “Seller”), VeriTeQ Corporation agreed to acquire (the “Acquisition”), all of the issued and outstanding membership interests of the Company, from the Seller, the current sole owner of all of the membership interests (the “Purchase Agreement”). Pursuant to the terms of the Stock Purchase Agreement, the aggregate purchase price for the member interest is (i) $250,000 in cash, $125,000 of which was paid to the Seller upon the execution of the Purchase Agreement and the remaining $125,000 payable, subject to certain conditions, within four business days after the closing of the Acquisition, (ii) 849 shares of VeriTeQ Corporation’s Series E Preferred Stock which is convertible into 84.9% of the issued and outstanding shares of common stock, par value $0.00001, of VeriTeQ Corporation (the “Common Stock”), on a fully diluted basis, and has voting rights on an as converted basis and (iii) a goldenshare in the form of a 5-year warrant (the “Goldenshare”), exercisable at $0.00001 per share with a cashless exercise provision for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to the Seller is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Acquisition, VeriTeQ Corporation’s former Chief Executive Officer will receive 39 shares of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The shares of Series E Preferred Stock and the Goldenshare shall not be convertible until the six (6) month anniversary of the Closing of the Acquisition. Further, once a majority of the outstanding Series E Preferred Stock has been converted into Common Stock, then any other Series E Preferred Stock then outstanding shall automatically be deemed converted into Common Stock on the fifth business day following the date that a majority of the outstanding Series E Preferred Stock is converted into Common Stock.

The above transaction is anticipated to be accounted for as a reverse recapitalization of Brace Shop, LLC (see Note 15).

In November 2015 the Company executed a 6-month consulting agreement related to the above pending Stock Purchase Agreement. The agreement requires monthly cash payments of $8,000 plus $25,000 worth of common stock quarterly after consummation of a reverse merger for any remaining term or renewal term of the agreement. The agreement automatically renews once for an additional 6-month term.

NOTE 12 – VARIABLE INTEREST ENTITY

Current Generally Accepted Accounting Principles (GAAP) requires a reporting entity to consolidate a Variable Interest Entity (VIE) when that reporting entity is considered to be the primary beneficiary of the VIE. As a result, VIE guidance requires in certain circumstances, a reporting entity (lessee) to consolidate a lessor entity when both entities are under common control.

9

BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 12 – VARIABLE INTEREST ENTITY (continued)

On March 20, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, providing private companies with accounting alternatives for lease arrangements meeting specified criteria. This ASU is the third accounting alternative for private companies endorsed by the FASB based upon recommendations of the Private Company Council (PCC).

In December 2013, the FASB issued ASU 2013-12, Definition of a Public Business Entity – An addition to the Master Glossary, which defines a public business entity for purposes of GAAP in ASUs issued subsequent to ASU 2013-12 (it does not change existing definitions of public and nonpublic entities contained within GAAP resulting from standards prior to ASU 2013-12). This definition is not limited to companies that are registered with the U.S. Securities and Exchange Commission, but includes, among others, entities whose financial statements are included in filings with the SEC and entities with securities traded in the OTC markets. As such, an entity considering adoption of the accounting alternatives provided in this Update should first evaluate whether they are within the scope of the Update.

Per Review of ASU 2013-12 C Brace Shop, LLC and Braceshop Real Estate Holdings, LLC need to consolidate due to a VIE relationship because (i) Brace Shop is the primary beneficiary of Braceshop Real Estate Holdings, LLC since it occupies the office space and (ii) Brace Shop provides financial support to Braceshop Real Estate Holdings, LLC by making rental payments for the property and both are under common control. Since the Brace Shop is filing with the SEC they are not able to use the alternative provided by ASU 2014-07 for private companies.

Brace Shop, LLC and Braceshop Real Estate Holdings, LLC entered into a lease agreement in July 2012 where in Brace Shop rents office space from Braceshop Real Estate Holdings, LLC. During the three months ended March 31, 2016 and 2015 Brace Shop recorded $45,917 and $45,356 respectively, of rent expense for the office, which is eliminated in consolidation.

The assets and liabilities of the VIE are as follows:

	3/31/2016	12/31/2015
ASSETS:
Cash	$3,043	$2,727
Office Building and Building Improvement, net	882,590	888,846
Total Assets	$885,633	$891,573

LIABILITIES:
Accounts Payable	$33,002	$46,742
Mortgage Notes Payable, net of discount	775,733	783,642
Total Liabilities	$808,735	$830,384

The building and building improvements have been presented separately on the accompanying unaudited consolidated balance sheets as they are secured by a first and second mortgage held by VIE creditors. Furthermore, as discussed in Note 5 the primary beneficiary, Brace Shop, LLC, has guaranteed the mortgage note obligations.

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BRACE SHOP, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE 13 – RELATED PARTY

The Company has the following transactions with related parties (see Notes 8 and 9):

On September 29, 2015, the Chief Executive Officer (CEO), who is the sole member of the LLCs, of the Company advanced a non-interest bearing loan of $100,000 to the Company for operating activities. During 2015 the Company repaid the CEO $28,000. The balance of the loan amounted to $72,000 as of March 31, 2016 and December 31, 2015.

On October 19, 2015, the Medical Director of the Company who is the husband of the sole member advanced a non-interest bearing loan of $49,500 to the Company for operating activities. The balance of the loan amounted to $49,500 as of March 31, 2016 and December 31, 2015.

On November 27, 2015, the Company issued a $125,000 non-interest bearing promissory note payable to the CEO/sole member of the Company. The CEO/sole member provided the Company funds for general operating expenses. The note matured on April 1, 2016, however the note was extended to December 1, 2016.

On February 4, 2016, the Company issued another $125,000 non-interest bearing promissory note payable to the CEO/sole member of the Company. The CEO/sole member provided the Company funds for general operating expenses. The note matured on May 1, 2016, however the note was extended to December 1, 2016.

NOTE 14 – EMPLOYEE BENEFIT PLAN

The Company maintains a 401K plan for the benefit of its employees. At the discretion of the Company’s management it may make contributions to the plan on its employees’ behalf. As of March 31, 2016 and December 31, 2015 the Company had accrued 401K liabilities of $4,633 and $3,045, respectively. For the three months ended March 31, 2016 and 2015 the Company made contributions to the plan of $3,278 and $2,476, respectively.

NOTE 15 – SUBSEQUENT EVENTS

The Stock Purchase Agreement discussed in Note 11 was closed on May 6, 2016. The Reverse Merger is being accounted for as a recapitalization of Brace Shop. Brace Shop is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Reverse Merger will be those of Brace Shop and are recorded at the historical cost basis of Brace Shop, and the consolidated financial statements after completion of the Reverse Merger will include the assets and liabilities of Brace Shop at historical cost, the assets and liabilities of VeriTeQ Corporation at historical cost, the historical operations of Brace Shop and the operations of VeriTeQ Corporation from the Closing Date of the Reverse Merger.

In May 2016, the Company settled a complaint related to an overtime payment issue with a former employee for a settlement amount of $5,000.

In June 2016, the Company’s management executed a Forbearance and Modification Agreement related to the line of credit on June 1, 2016. Modified payments commenced on June 1, 2016 and are due on the first of each month going forward until April 1, 2017. The monthly payments will be $17,500 for the period of June 1, 2016 through July 1, 2016; $20,000 for the period of August 1, 2016 through September 1, 2016; and $25,000 for the period of October 1, 2016 through April 1, 2017. A final payment for the remaining balance is due on May 1, 2017.

On June 27, 2016 the Company issued a promissory note with a principal balance of $184,500. In connection with this note the Company recorded an original issue discount (OID) of $34,500 and debt issue costs discount of $2,630. The OID and issue costs discount are to be amortized over the term of the note. The terms of the note include daily payments equaling $1,025 to be paid over a period of 180 business days. This note is collateralized by a security interest in and lien upon all accounts (excluding any assets that are obligations owed by consumers to the Company), chattel paper, cash, deposit accounts, documents, equipment, general intangibles, instruments and inventory, or investment property.

On July 1, 2016 the Company issued a promissory note with a principal balance of $103,664 and an original issue discount of $6,664. The terms of repayment require the Company to make aggregate payments of not less than 10% of the principal balance every 90 days beginning at the end of the cancellation period (the third calendar day after funding was received) and ending when the principal amount has been paid in full or 540 days after the end of the cancellation period, whichever first occurs. The debt discount will be amortized over the term of the note. This note is collateralized by the Company’s PayPal account, any other PayPal account of the Company and all balances in such PayPal accounts, all general intangibles defined in Article 9 of the Uniform Commercial Code as in effect in the state of Utah, all payment intangibles, all rights to payment and other rights of the Company in connection with the Company’s PayPal account or any other PayPal account of the Company including all monies, cash equivalents, and all proceeds and products, whether tangible or intangible related to the PayPal accounts mentioned above.

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